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                                                                     EXHIBIT 4.4


                          CONSENT OF JAMES S. VOORHEES

To the Board of Directors of Glamis Gold Ltd.

I hereby consent to the references in the Registration Statement on Form F-10/A of Glamis Gold Ltd. (the "Registration Statement") filed with the United States Securities Exchange Commission on November 20, 2002 to the El Sauzal Project Technical Report (as amended), and the Marlin Project Technical Report which were prepared under my direct supervision, to the references to me under the headings "Recent Developments -- El Sauzal Project, Mexico" and "-- Marlin Project, Guatemala" in the prospectus included in the Registration Statement,to the references to me under the heading "Summary of Reserves and Other Mineralization -- Proven and Probable Mineable Reserves" in Glamis Gold Ltd.'s Annual Information Form for the year ended December 31, 2001, which is incorporated by reference in the prospectus included in the Registration Statement, and to the reference to me as an expert in mining, engineering and geology under the heading "Experts" in the prospectus included in the Registration Statement.


/s/ James S. Voorhees, P. Eng.
Vice President and
Chief Operating Officer
Glamis Gold Ltd.

Reno, Nevada
November 20, 2002